FLORIDA DEPARTMENT OF STATE
Division of Corporations

July 15, 2015

ANTHONY W. BASCH / KAUFMAN & CANOLES, P.C.
TWO JAMES CENTER, 1021 EAST CARY STREET
SUITE 1400
RICHMOND, VA 23219 US

Re: Document Number P96000081656

The Articles of Amendment to the Articles of Incorporation for SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. which changed its name to HONGLI CLEAN ENERGY TECHNOLOGIES CORP., a Florida corporation, were filed on July 13, 2015.

The certification requested is enclosed.

Should you have any question regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Carolyn Lewis
Regulatory Specialist II
Division of Corporations

Letter Number: 715A00014838

State of Florida

Department of State

I certify from the records of this office that HONGLI CLEAN ENERGY TECHNOLOGIES CORP. is a corporation organized under the laws of the State of Florida, filed on September 30, 1996.

The document number of this corporation is P96000081656.

I further certify that said corporation has paid all fees due this office through December 31, 2015, that its most recent annual report/uniform business report was filed on April 30, 2015 and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capital, this the
Fifteenth day of July, 2015

Ken Detzner
Secretary of State

CR2EO22 (1-11)

State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on July 13, 2015, to Articles of Incorporation for SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. which changed its name to HONGLI CLEAN ENERGY TECHNOLOGIES CORP., a Florida corporation, as shown by the records of this office.

The document number of this corporation is P96000081656.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capital, this the
Fifteenth day of July, 2015

Ken Detzner
Secretary of State

CR2EO22 (1-11)

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS

15 JUL 13 PM 1:55

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC.

Pursuant to Section 607.1003 and Section 607.1006 of the Florida Business Corporation Act, SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC., a Florida corporation (the "Corporation"), DOES HEREBY CERTIFY AND ADOPT THESE ARTICLES OF AMENDMENT:

FIRST: The name of the Corporation is SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. and is being changed pursuant to these Articles of Amendment to HONGLI CLEAN ENERGY TECHNOLOGIES CORP.

SECOND: On May 15, 2015, the board of directors of the Corporation approved a change in the name of the Corporation to "Hongli Clean Energy Technologies Corp." and submitted such change to the Corporation's shareholders, who approved such change at the annual meeting of shareholders on June 30, 2015.

THIRD: The Articles of Incorporation of this Corporation are hereby and amended and restated and shall read as follows:

ARTICLE I
CORPORATE NAME

The name of the Corporation shall be HONGLI CLEAN ENERGY TECHNOLOGIES CORP.

ARTICLE II
PURPOSE

This Corporation shall be organized for any and all purposes authorized under the laws of the state of Florida.

ARTICLE III
PERIOD OF EXISTENCE

The period during which the Corporation shall continue perpetual.

ARTICLE IV
SHARES

The capital stock of the Corporation shall consist of One Hundred Million (100,000,000) shares of common stock, with a par value of $0.001 per share.

On January 28, 2010 ("Reclassification Date"), the 8,114,197 issued and outstanding common shares of the Corporation, with a par value of $0.001 per share, either issued and outstanding or held by the Corporation as treasury stock were automatically reclassified and converted (without any further act) into 405,710 fully-paid and non-assessable shares of common stock of the Corporation, with a par value of $0.001, appropriately rounded up as provided below in this Article IV.

Notwithstanding the immediately preceding paragraph, no fractional shares of common stock were issued to the holders of record of common stock in connection with the foregoing reclassification and conversion of shares of common stock, and no certificates or scrip representing any such fractional shares were issued. In lieu of such fraction of a share, any holder of such fractional share were entitled receive one whole share of common stock.

If requested by a shareholder to the Secretary of the Corporation, within a reasonable time after receipt of such written request such holder of record of a certificate that represented shares of common stock prior to the reclassification and conversion received, upon surrender of such certificate, a new certificate representing the number of whole shares of reclassified common stock.

ARTICLE V
PLACE OF BUSINESS

The address of the principal place of business of this corporation shall be Kuanggong Road and Tiyu Road, 10th Floor, Chengshi Xin Yong She, Tiyu Road, Xinhua District, Pingdingshan, Henan Province, People's Republic of China, 467000. The Board of directors may at any time and from time move the principal office of this corporation.

ARTICLE VI
REGISTERED AGENT

The street address of the registered office of the corporation is 155 Office Plaza Dr., Tallahassee, Florida, 32301; and the name of the registered agent of the corporation at that address is National Corporate Research, Ltd.

ARTICLE VII
DIRECTORS AND OFFICERS

The business of this corporation shall be managed by its Board of Directors. The number of such directors shall not be less than one (1) and, subject to such minimum, may be increased or decreased from time to time in the manner provided in the By-Laws.

ARTICLE VIII
DENIAL OF PREEMPTIVE RIGHTS

No shareholder shall have any right to acquire share or other securities of the corporation except to the extent to such right may be granted by an amendment to these Articles of Incorporation or by a resolution of the Board of Directors.

ARTICLE IX
AMENDMENT OF BY-LAWS

Anything in these Articles of Incorporation, the By-Laws, or the Florida Corporation Act notwithstanding, by-laws not be adopted, modified, amended or repealed by the shareholders of the Corporation except upon the affirmative vote of a simple majority vote of the holders of all the issued and outstanding shares of the corporation entitled to vote thereon.

ARTICLE X
SHAREHOLDERS

9.1 Inspection of Books. The Board of Directors shall make the reasonable rules to determine at what times and place and under what conditions the books of the Corporation shall be open to inspection by shareholders or a duly appointed representative of a shareholder.

9.2 Control Share Acquisition. The provisions relating to any control share acquisition as contained in Florida Statutes now, or hereinafter amended, and any successor provision shall not be applied to the Corporation.

9.3 Quorum. The holders of shares entitled to one-third of the votes at a meeting of shareholder's shall constitute a quorum.

9.4 Required Vote. Acts of shareholders shall require the approval of holders of 50.01% of the outstanding votes of shareholders at a meeting with quorum (excluding abstentions and broker non-votes).

ARTICLE XI
LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition the Corporation shall have the power, in its by-laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the best interest of this corporation, and in conjunction therewith, to procure, at this corporation's expense, policies of insurance.

ARTICLE XII
CONTRACTS

No contract or other transaction between this corporation and any person, firm or corporation shall be affected by the fact that any officer or director of this corporation is such other party or is, or at some time in the future becomes, an officer, director or partner of such other contracting party, or has now or hereafter a direct or indirect interest in such contract.

FOURTH: The amendment was adopted by the shareholders on June 30, 2015. The number of votes cast for the amendment by the shareholders was sufficient for approval.

THESE ARTICLES OF AMENDMENT ARE DATED this 6th day of July, 2015.

By: /s/ Jianhua Lv
Jianhua Lv
Chief Executive Officer and
Chairman of the Board of Directors